Exhibit 99.1

CV Sciences, Inc. Reports Fiscal Year-End 2025 Financial Results

San Diego, CA - March 26, 2026 (ACCESS Newswire) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the year and quarter ended December 31, 2025.

Fiscal 2025, Fourth Quarter 2025 and Recent Financial and Operating Highlights

•
Generated revenue of $13.8 million for fiscal 2025 compared to $15.7 million for 2024; Revenue of $3.3 million for the fourth quarter 2025 compared to $3.9 million for the fourth quarter 2024 and $3.3 million for the third quarter 2025;
•
Recognized gross margin of 49.0% for fiscal 2025, a significant improvement from 45.6% for 2024; Gross margin of 50.5% for the fourth quarter 2025 compared to 43.2% for the fourth quarter 2024 and 48.5% for the third quarter 2025;
•
Cash balance of $0.3 million at year end compared to $0.5 million at the end of 2024;
•
Reduced operating expenses by 17.2% to $7.7 million for fiscal 2025 compared to $9.4 million for 2024, excluding benefit from reversal of accrued payroll taxes;
•
Recognized an adjusted EBITDA loss of $0.3 million for fiscal 2025 compared to $0.8 million for 2024; Recognized positive adjusted EBITDA of $0.1 million for the fourth quarter 2025, significantly improved from adjusted EBITDA losses of $0.4 million for the fourth quarter 2024 and $0.1 million for the third quarter 2025;
•
Expanded +PlusCBD™ product offering with the launch of Ignite, a men's performance formula for vitality, recovery, libido and focus (Q3 2025); and
•
Launched EMPOWR, a plant-based protein and creatine formula designed for total wellness (Q1 2026), and
•
Completed successful debt restructuring designed to strengthen financial position and fuel future growth (Q1 2026).

“We made meaningful progress in 2025 executing against our top priorities of improving margins, reducing our cost structure, and moving the business toward sustainable profitability. Our gross margin expansion and significant reduction in operating expenses drove a substantial improvement in adjusted EBITDA, culminating in positive adjusted EBITDA in the fourth quarter,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “As we enter 2026, we are building on this momentum by further enhancing operating efficiency and driving consistent positive cash flow. At the same time, we see a compelling opportunity to accelerate growth through disciplined, strategic acquisitions that complement our existing portfolio and leverage our operational platform. We believe this balanced approach—combining near-term profitability with targeted M&A—positions CV Sciences to deliver improved financial performance and long-term shareholder value.”

Operating Results - Full Year 2025 Compared to Full Year 2024

Sales for fiscal 2025 were $13.8 million, a decrease of 12.2% from $15.7 million in 2024. The decline is driven by lower sales volume due to temporary out-of-stock issues for some of our key products and restrictive regulations at the federal level and in certain states. The total number of units sold during fiscal 2025 decreased by 12.6%, partially offset by minor increases in average sales prices. In addition, 39% of our net revenue for the year ended December 31, 2025 was from new products launched since January 1, 2023. During this time period, we launched 39 new products.

We generated an operating loss of $0.5 million in fiscal 2025 significantly reduced from $2.2 million in 2024. The lower operating loss is mostly due to reduced operating expenses across the business. We had negative adjusted EBITDA of $0.3 million for fiscal 2025, also significantly improved from $0.8 million in 2024. The improvement is mostly due to lower operating expenses.

Fourth Quarter 2025 Results

During the fourth quarter of 2025, sales increased by 1.6% to $3.3 million compared to the third quarter of 2025. The sequential increase in sales is mostly due to additional B2B revenue. We generated an operating loss of $0.1 million in the fourth quarter of 2025, compared to operating losses of $0.6 million in the fourth quarter of 2024 and $0.3 million in the third quarter of 2025. The Company had a positive adjusted EBITDA of $0.1 million in the fourth quarter of 2025, compared to negative adjusted EBITDA of $0.4 million in the fourth quarter of 2024 and $0.1 million in the third quarter of 2025.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss these results today at 4:30 pm EDT/1:30 pm PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1754173&tp_key=c94416da11. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately three hours after the call concludes, and will be available through Thursday, April 2, 2026, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13759006.

About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in nutraceuticals and plant-based foods. The Company's hemp extracts and other proven, science-backed, natural ingredients and products are sold through a range of sales channels from B2B to B2C. The Company's +PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling hemp-extract brand in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. With a commitment to science, +PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. +PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. The Company also produces non-cannabinoid supplements under its +PlusHLTH™ brand, with targeted formulations to optimize health, improve performance, and increase vitality. Our Cultured Foods™ brand provides a variety of 100% plant-based food products that are distributed primarily in the EU and other select markets. Cultured Foods™ caters to individuals seeking vegan, gluten-free, or flexitarian options for a wholesome and satisfying culinary experience. In addition, the Company owns Elevated Softgels, a leading manufacturer of encapsulated softgels and tinctures for the supplement and nutrition industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California, Grand Junction, Colorado, and Warsaw, Poland. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information

ir@cvsciences.com

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Product sales, net	$3,307	$3,884	$13,789	$15,705
Cost of goods sold	1,636	2,207	7,037	8,537
Gross profit	1,671	1,677	6,752	7,168

Operating expenses:
Research and development	18	25	122	118
Selling, general and administrative	1,728	2,298	7,622	9,240
Benefit from reversal of accrued payroll taxes	—	—	(522)	—
Total operating expenses	1,746	2,323	7,222	9,358

Operating loss	(75)	(646)	(470)	(2,190)

Gain on extinguishment of debt	—	—	(38)	—
Interest expense, net	129	94	517	212
Loss before income taxes	(204)	(740)	(949)	(2,402)
Income tax expense (benefit)	2	(14)	9	(8)
Net loss	$(206)	$(726)	$(958)	$(2,394)

Weighted average common shares outstanding, basic and diluted	184,264	184,264	184,264	175,585
Net loss per common share, basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.01)

CV SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash	$278	$454
Accounts receivable, net	402	522
Inventory	4,087	4,897
Prepaid expenses and other	366	370
Total current assets	5,133	6,243

Property and equipment, net	344	399
Right of use assets	347	94
Intangibles, net	76	93
Goodwill	1,015	971
Other assets	47	127
Total assets	$6,962	$7,927

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,044	$1,925
Accrued expenses	2,447	3,424
Current portion of operating lease liability	247	83
Current portion of long-term debt, net of discounts and issuance costs	1,262	677
Total current liabilities	5,000	6,109

Operating lease liability	100	19
Debt, net of discounts and issuance costs	387	—
Deferred tax liability	7	4
Total liabilities	5,494	6,132

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 shares issued as of December 31, 2025 and December 31, 2024; and no shares outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, par value $0.0001; 790,000 shares authorized as of December 31, 2025 and December 31, 2024; 184,264 shares issued and outstanding as of December 31, 2025 and December 31, 2024	18	18
Additional paid-in capital	89,330	88,773
Accumulated deficit	(87,939)	(86,981)
Accumulated other comprehensive income (loss)	59	(15)
Total stockholders' equity	1,468	1,795

Total liabilities and stockholders' equity	$6,962	$7,927

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Year Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(958)	$(2,394)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	192	334
Stock-based compensation	497	258
Amortization of debt discount	513	209
Amortization of right of use assets	238	122
Gain in fair value of contingent consideration liabilities	—	(188)
Gain on debt extinguishment	(38)	—
Benefit from reversal of accrued payroll tax	(522)	—
Deferred taxes	3	(15)
Other	138	355
Change in operating assets and liabilities:
Accounts receivable, net	124	(84)
Inventory	827	803
Prepaid expenses and other	166	342
Accounts payable and accrued expenses	(1,342)	(467)
Operating lease liability	(245)	(136)
Net cash flows used in operating activities	(407)	(861)

INVESTING ACTIVITIES
Purchases of property and equipment	(109)	(18)
Acquisition of business, net of cash acquired	—	(10)
Net cash flows used in investing activities	(109)	(28)

FINANCING ACTIVITIES
Proceeds from note payable	1,650	900
Debt issuance costs related to note payable	(90)	(5)
Repayment of note payable	(1,050)	(622)
Repayment of unsecured debt	(173)	(241)
Net cash flows provided by financing activities	337	32
Effect of exchange rate changes on cash	3	(6)
Net decrease in cash	(176)	(863)
Cash, beginning of year	454	1,317
Cash, end of year	278	454

Supplemental cash flow disclosures:
Interest paid	$6	$8
Supplemental disclosure of non-cash transactions:
Purchase of insurance through issuance of note payable	$160	$177
Right of use asset financed by lease liabilities	$486	$49
Debt issuance cost for note payable	$(550)	$(284)
Services paid with common stock	$60	$182
Fair value of assets acquired, excluding cash	$—	$414
Liabilities assumed	—	(73)
Goodwill on acquisition	—	640
Common stock consideration	—	(871)
Contingent consideration	—	(100)
Cash paid for acquisition	$—	$10

CV SCIENCES, INC.

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net income (loss) per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.

Adjusted EBITDA is defined by us as EBITDA (net loss plus depreciation, amortization, interest, and income tax expense, less income tax benefit, further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.

We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net income (loss) for the three months and year ended December 31, 2025 and 2024 is detailed below (in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss - GAAP	$(206)	$(726)	$(958)	$(2,394)
Stock-based compensation (1)	123	104	497	258
Professional fees associated with legal dispute (2)	—	55	—	828
Benefit from reversal of accrued payroll tax (3)	—	—	(522)	—
Note discount and interest expense (4)	129	94	517	212
Net income (loss) - non-GAAP	$46	$(473)	$(466)	$(1,096)

Diluted EPS - GAAP	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Stock-based compensation (1)	—	—	—	—
Professional fees associated with legal dispute (2)	—	—	—	—
Benefit from reversal of accrued payroll tax (3)	—	—	—	—
Note discount and interest expense (4)	—	—	0.01	—
Diluted EPS - non-GAAP	$0.00	$(0.00)	$(0.00)	$(0.01)

Shares used to calculate diluted EPS - GAAP and non-GAAP	184,264	184,264	184,264	175,585

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents legal and other professional expenses incurred during 2024 associated with the legal dispute with founder.
(3)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(4)
Represents amortization of OID/debt issuance costs for notes payable and interest expense.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three months and year ended December 31, 2025 and 2024 is detailed below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(206)	$(726)	$(958)	$(2,394)
Depreciation expense	13	90	168	313
Amortization expense	6	6	24	21
Interest expense	129	94	517	212
Income tax expense (benefit)	2	(14)	9	(8)
EBITDA	(56)	(550)	(240)	(1,856)
Stock-based compensation (1)	123	104	497	258
Professional fees associated with legal dispute (2)	—	55	—	828
Gain on debt extinguishment (3)	—	—	(38)	—
Benefit from reversal of accrued payroll tax (4)	—	—	(522)	—
Adjusted EBITDA	$67	$(391)	$(303)	$(770)

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents legal and other professional expenses incurred during 2024 associated with the legal dispute with founder.
(3)
Represents gain on extinguishment of debt related to our Streeterville note payable.
(4)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.